Patterson Companies Reports Fiscal 2018 First-Quarter Results

•	First-quarter reported net sales totaled $1.3 billion.

•	First-quarter GAAP earnings were $0.33 per diluted share.

•	Adjusted earnings[1] totaled $0.44 per diluted share.

•	Company expands digital dentistry product portfolio with new supplier relationships.

•	Company reiterates adjusted earnings[1] guidance for fiscal 2018 of $2.25 to $2.40 per diluted share.

St. Paul, Minn. - August 24, 2017 - Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.3 billion (see attached Sales Summary for further details) in its fiscal first quarter ended July 29, 2017, a decline of 2.1 percent compared to the same period last year. On a constant currency basis sales declined 1.1 percent.

Reported net income for the first quarter of fiscal 2018 was $30.8 million, or $0.33 per diluted share, compared to $38.9 million, or $0.40 per diluted share, in last year’s fiscal first quarter. Adjusted net income1, which excludes certain non-recurring items and deal amortization costs, totaled $41.4 million for the first quarter of fiscal 2018, down 15.1 percent from $48.8 million in the same quarter last year. Adjusted net income1 includes the previously disclosed pre-tax step-up in enterprise resource planning expenses, which for the quarter was approximately $7 million. Adjusted earnings1 per diluted share totaled $0.44 in the 2018 first quarter, down 13.7 percent year over year.

“Our performance in the 2018 first quarter reflects a period of significant transition,” said James Wiltz, interim president and chief executive officer. “We are nearing the major milestone of the full rollout of our enterprise resource system to our U.S. dental and companion animal health operations. This will allow us to shift our focus to begin realizing the benefits of the new platform as well as enhancing the system experience for our customers, suppliers and field locations. As previously stated, we expect the first half of fiscal 2018 to be challenging and we remain committed to strengthening our sales execution and expanding our technology product platform in our Dental business, improving margins in Animal Health, and driving greater efficiencies across the entire enterprise. This combination of initiatives will be essential to our growth and development as we move through the fiscal year and beyond.”

Patterson Dental
Reported net sales in our Dental segment for the first quarter of fiscal 2018, which represented approximately 40 percent of total company sales, were $518.8 million, down 6.5 percent from the same quarter last year. Sales declined 6.3 percent on a constant currency basis compared to the fiscal 2017 first quarter. On that same basis, year-over-year sales by category were as follows:

•	Consumable dental supplies decreased 3.6 percent.

•	Equipment sales declined 15.1 percent, due to the decrease in sales of CEREC and digital technology products.

•	Other services and products, primarily composed of technical service, parts and labor, software support services and office supplies were essentially flat compared to last year.

“In our Dental segment, our performance in the 2018 first quarter reflects the decision to broaden our technology equipment portfolio and customer interest in other new digital product offerings,” continued Wiltz. “Recently we announced new relationships in North America with 3Shape and Align Technology Inc. to expand our intraoral scanner product offering, expanded our relationship with 3M Company to include the TruDefinition intraoral scanner and Kavo Kerr to include the Dexis and i-CAT imaging products. The broadened portfolio allows us to promote additional product innovation and offer our superior technology infrastructure to additional manufacturers, who view our expertise and support as a meaningful competitive advantage. We also remain committed to our long-standing partnership with Dentsply Sirona. Boosting our sales talent and effectiveness and introducing new product offerings are the immediate areas of focus. We will continue to heavily concentrate on these areas, which are critical to increasing revenue in this segment.”

Patterson Animal Health
Reported net sales in our Animal Health segment for the first quarter of fiscal 2018, which comprised approximately 60 percent of the company’s total sales, were $776.1 million, 1.8 percent higher than the same quarter last year. Sales increased 3.4 percent on a constant currency basis from the fiscal 2017 first quarter. On that same basis, year-over-year sales by category were as follows:

•	Companion animal sales improved 1.2 percent. After normalizing for changes in selling relationships, companion sales rose approximately 6.0 percent.

•	Production animal sales rose 6.0 percent, reflecting stronger sales across all species.

Commented Wiltz, “In our Animal Heath segment, our focus on sales acceleration and margin recovery yielded improvement in both areas in the fiscal 2018 first quarter. When adjusting for the impact of currency and changes in product selling arrangements, both our Companion and Production animal businesses experienced healthy sales increases during the period. In our production animal category, we are encouraged by the improving end-market fundamentals across each category of species. We are pleased with our share gains in the period and progress toward margin recovery.”

Share Repurchases and Dividends
In the first quarter, Patterson repurchased approximately 0.8 million shares of its outstanding common stock, with a value of $37.5 million. The company also paid $25.2 million in cash dividends to shareholders in the first quarter of fiscal 2018.

Business Outlook
Wiltz concluded, “Patterson Companies continues to move through a significant period of change. We are pursuing a range of initiatives designed to make our organization fundamentally stronger, specifically: restoring the strength of our Dental sales force, leading the expansion of digital dentistry by broadening our technology portfolio; accelerating profitable growth in our Animal Health business; and enhancing our enterprise resource planning system. We believe this combination of initiatives will put Patterson Companies on the path to more profitable growth.”

Fiscal 2018 Guidance
Patterson today reiterated its fiscal 2018 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $1.90 to $2.05 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $2.25 to $2.40 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

◦	Deal amortization expense of approximately $25.3 million ($0.27 per diluted share)

◦	Integration and business restructuring expenses of approximately $5.4 million ($0.06 per diluted share)

Our guidance is for current continuing operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions similar to those experienced in fiscal 2017.
1Non-GAAP Financial Measures
The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely earnings, net income, and earnings per diluted share, for the impact of transaction related costs, deal amortization, and integration and business restructuring expenses, along with the related tax effects of these items.
Management believes that these non-GAAP measures may provide a helpful representation of the company’s first quarter, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.
In addition, the term constant currency used in this release represents net sales adjusted to exclude foreign currency impacts. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.
First Quarter Conference Call and Replay
Patterson’s first-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on Patterson’s website. A replay of the fiscal 2018 first-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 68806367 when prompted.
About Patterson Companies, Inc.
Patterson Companies, Inc. is a value-added distributor serving the dental and animal health markets.

Dental Market
Patterson's Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.
Animal Health Market
Patterson's Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson's ability to control. Forward-looking statements generally can be identified by words such as "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the other risks and important factors contained and identified in Patterson's filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.
For additional information contact:
Ann B. Gugino
Executive Vice President & CFO
651-686-1600

John M. Wright
Vice President, Investor Relations
651-686-1364

Source: Patterson Companies, Inc.

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	July 29, 2017	July 30, 2016

Net sales	$1,304,115	$1,332,436

Gross profit	299,048	317,178

Operating expenses	242,215	251,762

Operating income	56,833	65,416

Other income (expense):
Other income, net	1,512	2,364
Interest expense	(11,203)	(10,162)

Income before taxes	47,142	57,618

Income tax expense	16,295	18,712

Net income	$30,847	$38,906

Earnings per share:
Basic	$0.33	$0.41

Diluted	$0.33	$0.40

Weighted average shares:
Basic	93,350	95,461
Diluted	94,019	96,090

Dividends declared per common share	$0.26	$0.24

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 29, 2017	April 29, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99,779	$94,959
Receivables	841,284	884,803
Inventory	777,354	711,903
Prepaid expenses and other current assets	97,676	111,928
Total current assets	1,816,093	1,803,593
Property and equipment, net	294,819	298,452
Goodwill and other intangible assets	1,230,718	1,238,983
Long-term receivables, net and other	153,612	166,885
Total assets	$3,495,242	$3,507,913

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$536,020	$616,859
Other accrued liabilities	188,290	213,318
Current maturities of long-term debt	14,754	14,754
Borrowings on revolving credit	163,000	59,000
Total current liabilities	902,064	903,931
Long-term debt	998,457	998,272
Other non-current liabilities	210,219	211,277
Total liabilities	2,110,740	2,113,480
Stockholders' equity	1,384,502	1,394,433
Total liabilities and stockholders' equity	$3,495,242	$3,507,913

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	July 29, 2017	July 30, 2016

Operating activities:
Net income	$30,847	$38,906
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	21,104	20,359
Non-cash employee compensation	8,656	9,184
Change in assets and liabilities, net of acquired	(106,635)	(141,228)
Net cash used in operating activities	(46,028)	(72,779)
Investing activities:
Additions to property and equipment	(6,674)	(15,042)
Collection of deferred purchase price receivables	12,191	12,432
Other investing activities	—	(3,095)
Net cash provided by (used in) investing activities	5,517	(5,705)
Financing activities:
Dividends paid	(25,210)	(24,197)
Repurchases of common stock	(37,500)	(25,000)
Retirement of long-term debt	—	(4,125)
Draw on revolver	104,000	88,000
Other financing activities	1,916	(506)
Net cash provided by financing activities	43,206	34,172
Effect of exchange rate changes on cash	2,125	(3,163)
Net change in cash and cash equivalents	$4,820	$(47,475)

PATTERSON COMPANIES, INC.
SALES SUMMARY
(Dollars in thousands)
(Unaudited)

	July 29, 2017	July 30, 2016	Total Sales Growth	Foreign Exchange Impact	Internal Growth
Three Months Ended

Consolidated net sales
Consumable	$1,080,105	$1,076,221	0.4%	(1.2)%	1.6%
Equipment and software	136,949	160,946	(14.9)	(0.2)	(14.7)
Other	87,061	95,269	(8.6)	(0.5)	(8.1)
Total	$1,304,115	$1,332,436	(2.1)%	(1.0)%	(1.1)%

Dental
Consumable	$320,178	$332,948	(3.8)%	(0.2)%	(3.6)%
Equipment and software	127,863	150,882	(15.3)	(0.2)	(15.1)
Other	70,766	71,185	(0.6)	(0.1)	(0.5)
Total	$518,807	$555,015	(6.5)%	(0.2)%	(6.3)%

Animal Health
Consumable	$759,927	$743,273	2.2%	(1.6)%	3.8%
Equipment and software	9,086	10,064	(9.7)	(0.1)	(9.6)
Other	7,123	9,294	(23.4)	(3.8)	(19.6)
Total	$776,136	$762,631	1.8%	(1.6)%	3.4%

Corporate
Other	$9,172	$14,790	(38.0)%	—%	(38.0)%
Total	$9,172	$14,790	(38.0)%	—%	(38.0)%

PATTERSON COMPANIES, INC.
OPERATING INCOME BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended
	July 29, 2017	July 30, 2016

Operating income (loss)
Dental	$59,519	$60,295
Animal Health	16,676	14,829
Corporate	(19,362)	(9,708)
Total	$56,833	$65,416

PATTERSON COMPANIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Dollars in thousands, except per share amounts)
(Unaudited)

For the three months ended July 29, 2017	GAAP	Transaction-related costs	Deal amortization	Integration and business restructuring expenses	Non-GAAP
Operating income	$56,833	$—	$9,630	$6,906	$73,369
Other expense, net	(9,691)	—	—	—	(9,691)
Income before taxes	47,142	—	9,630	6,906	63,678
Income tax expense	16,295	—	3,345	2,611	22,251
Net income	$30,847	$—	$6,285	$4,295	$41,427

Diluted earnings per share*	$0.33	$—	$0.07	$0.04	$0.44

Consolidated operating income as a % of sales	4.4%				5.6%
Effective tax rate	34.6%				34.9%

For the three months ended July 30, 2016	GAAP	Transaction-related costs	Deal amortization	Integration and business restructuring expenses	Non-GAAP
Operating income	$65,416	$347	$10,014	$4,875	$80,652
Other expense, net	(7,798)	—	—	—	(7,798)
Income before taxes	57,618	347	10,014	4,875	72,854
Income tax expense	18,712	131	3,377	1,843	24,063
Net income	$38,906	$216	$6,637	$3,032	$48,791

Diluted earnings per share*	$0.40	$—	$0.07	$0.03	$0.51

Consolidated operating income as a % of sales	4.9%				6.1%
Effective tax rate	32.5%				33.0%

* May not sum due to rounding